BOSTON SCIENTIFIC ANNOUNCES RETIREMENT OF RAY ELLIOTT AS PRESIDENT AND CEO EFFECTIVE END OF 2011

Elliott to remain on Board as non-executive director

Natick, MA (May 10, 2011) -- Boston Scientific Corporation (NYSE: BSX) today announced that Ray Elliott will retire as President and Chief Executive Officer on December 31, 2011.    The Board has created a special CEO search committee, on which Elliott will serve as a member, to select the Company’s next President and CEO.

“We believe we have accomplished a lot during my time here:  a strengthened senior leadership team, a clear and executable strategic plan we call ‘POWER,’ a basis for success in Emerging Markets, a solidified balance sheet due to debt paydown and refinancing and much more,” said Elliott. “And while the Company continues to evolve, we expect that much of the turnaround work will be complete by the end of the year.  We believe we are well positioned for future growth.  Therefore, I believe the time is right for someone new to take the reins, complete execution of that plan and take Boston Scientific to the next level and new heights.”

Elliott continued, “It has been, and continues to be, an honor to lead Boston Scientific, but after nearly 40 years in healthcare, the last 33 of those in general management and as a company president, it’s time for me to permanently pass the baton to a long-term CEO.  Finding the right time to leave is difficult.  Leaving too soon or staying too long can both be problematic.  However, this decision is mine and mine alone.   I am grateful to have received tremendous Board and employee support as CEO, often during challenging times.”

“On behalf of the entire Company and Board of Directors, I would like to thank Ray for his extraordinary leadership,” said Pete Nicholas, Chairman of the Board of Boston Scientific.  “Since assuming the CEO position, he has applied his considerable business acumen in ways that have made us a more focused, efficient and competitive corporation.  His commitment to excellence has permeated our global organization, and has imparted us with a solid foundation on which to further grow and succeed with new products and in new markets.”

Under Elliott’s leadership, the Company made considerable progress in its businesses by:

•
Establishing a World Class Senior Leadership Team and Future Leader Training Program:  In less than two years, the Company materially changed the roles or the actual individuals in 40 of the top 50 corporate positions.  In addition, the Company started a Leadership Academy, training 80 emerging executives through its signature Top Gun School.

-- more --

Boston Scientific Corporation/Page 2
May 10, 2011

•
Developing and Launching a Clear, Executable Strategic Plan for Achieving Global Growth:  Boston Scientific developed and launched its POWER business strategy, focusing on 12 Priority Growth Initiatives to grow revenues across all businesses in global markets and address critical and unmet future patient needs.  The Company also divested its Neurovascular business and made six strategic acquisitions within the past year, sharpening its acquisition process along the way.

•
Creating a More Robust Internal Pipeline:  By creating a streamlined new product development process, Boston Scientific is accelerating its development-to-commercialization process that is expected to yield $200 million in cost-savings opportunities.  In addition, the Company plans to direct 30 percent of its R&D budget to growth projects by 2012, and currently has more than 150 internal R&D initiatives under way, nearly double from 2009.

•
Refocusing and Relaunching Boston Scientific’s Emerging Markets Business:  In addition to restructuring and reorganizing its International business, the Company is making considerable investments in Emerging Markets, aiming to reach revenues of approximately $400 million in China and $200 million in India by 2015.

•
Enterprise Risk Management:  In less than two years the Company has substantially reduced its legal exposure by resolving and eliminating historical litigation risks. We have established a best practice compliance program and lifted the corporate warning letter.

•
Building a Strong Balance Sheet:  By reducing its debt to $4.7 billion and progressing steadily toward its target of approximately $4.0 billion, improving liquidity, and generating a robust adjusted free cash flow of well over $1.2 billion annually, the Company believes it is financially stronger and more flexible, allowing it to pursue its ambitious long-term strategic objectives, including product development and acquisitions.

•
Streamlining the Corporate Structure: Reducing corporate bureaucracy and empowering business units with needed resources, the Company believes it has lowered barriers to productivity.  Boston Scientific’s “Zero Based Budgeting” and Emerging Markets Initiative are designed to further streamline and focus key corporate support functions to enable them to respond more efficiently and effectively to evolving business needs while permanently reducing expenses.

“I firmly believe that the foundation we have built will allow Boston Scientific to grow and provide increased shareholder value,” concluded Elliott.  “It has been an honor to serve as CEO. I have great confidence in this Company, our POWER strategy, and the ability of our senior leadership team to achieve our near-, medium- and long-term goals. As a director, I will focus my efforts on our Leadership Academy, Emerging Markets and our ‘Close the Gap’ initiative that seeks to improve upon disparities in the delivery of healthcare to women, African Americans and Latino Americans.”

The CEO search committee has commenced its efforts to seek a seasoned, long-term CEO to lead the Company in the next phase of its growth.  The Company expects to identify and announce this individual by December 31, 2011.

About Boston Scientific

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

Boston Scientific Corporation/Page 3
May 10, 2011

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend,” “aim” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding Mr. Elliott’s anticipated future role on the Board of Directors; the timing of the Company’s identification of a new President and CEO; our senior leadership team; strategic plans, operating plans and human resources/talent review plans; strategic and operational goals; near-, medium- and long-term goals; growth and cost savings initiatives; research and development, new products and new markets; litigation; and the strength of our balance sheet; cash flows; debt reduction; revenue growth; risk exposure; and our financial condition and performance.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: the results and timing of the Company’s search for a new President and CEO; management changes; future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Erik Kopp
508-650-8660 (office)
Media Relations
Boston Scientific Corporation
erik.kopp@bsci.com

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com